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                                                                     Exhibit 8.1


                     [STOKES & BARTHOLOMEW, P.A. LETTERHEAD]


                               September ___, 1998



Board of Trustees
CCA Prison Realty Trust
10 Burton Hills Boulevard, Suite 100
Nashville, Tennessee 37215

         Re:      CCA Prison Realty Trust Registration Statement on Form S-3

Gentlemen:

         We have acted as tax counsel to CCA Prison Realty Trust, a Maryland real estate investment trust (the "Company"), in connection with the offering from time to time, together or separately, in one or more series of (i) common shares, par value $0.01 per share, of the Company (the "Common Shares"); (ii) preferred shares, par value $0.01 per share, of the Company (the "Preferred Shares"); and (iii) rights or warrants to purchase Common Shares of the Company (the "Common Share Purchase Rights"), with an aggregate public offering price not to exceed $500,000,000 as described in the Registration Statement on Form S-3 filed with the Securities and Exchange Commission today (the "Registration Statement").

         You have requested our opinion whether the Company qualifies as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its taxable year ended December 31, 1997, and whether its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code.

         In rendering our opinion, we have examined such records, documents, certificates and other instruments and made such investigations of fact and law as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing the documents and the conformity to authentic original documents of all documents submitted to us as copies.



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Board of Trustees
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September ___, 1998




         This opinion is based upon various statements of fact and assumptions, including the statements of fact and assumptions set forth in the Registration Statement concerning the business, assets and governing documents of the Company. We have also been furnished, and with your consent have relied upon, certain representations as to factual matters made by the Company through a certificate of certain officers of the Company ("Officer's Certificate"). We express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States of America to the extent specifically referred to herein.

         On the basis of and in reliance on the foregoing, it is our opinion that, under current law, including relevant statutes, regulations and judicial and administrative precedent (which law is subject to change on a retroactive basis), the Company, commencing with its tax year ending December 31, 1997, has been organized in conformity with the requirements for qualification as a real estate investment trust under the Code, and its proposed method of operation, as described in the Registration Statement and the Officer's Certificate referenced above, will enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code. Since actual qualification as a real estate investment trust is dependent upon future facts and circumstances, it is possible that future events, operations, distributions or other actions will cause the Company not to qualify or continue to qualify as a real estate investment trust.

         This opinion is intended for the use of the person to whom it is addressed, except as set forth herein, and it may not be used, circulated, quoted or relied upon for any other purpose without our prior written consent. We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented, or assumed herein or any subsequent changes in applicable law.


                                       Very truly yours,

                                       STOKES & BARTHOLOMEW, P.A.